                                                                      Exhibit 11

                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                 FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30,
                 ----------------------------------------------




                                         1997         1996
                                      -----------  -----------

Earnings per common and common
  equivalent share (Primary EPS):

  Net income                          $ 6,939,000  $ 5,906,000
                                      ===========  ===========

  Weighted average number of
  shares issued and outstanding        18,270,000   18,396,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                     968,000      717,000
                                      -----------  -----------

  Adjusted weighted average number
  of shares outstanding                19,238,000   19,113,000
                                      ===========  ===========

  Earnings per common and common
  equivalent share                    $       .36  $       .31
                                      ===========  ===========


                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                 FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30,
                 ----------------------------------------------




                                                      1997         1996
                                                   -----------  -----------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Net income                                       $ 6,939,000  $ 5,906,000
                                                   ===========  ===========

  Weighted average number of
  shares issued and outstanding                     18,270,000   18,396,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                1,113,000      858,000
                                                   -----------  -----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution     19,383,000   19,254,000
                                                   ===========  ===========

  Earnings per common and common
  equivalent share, assuming full dilution         $       .36  $       .31
                                                   ===========  ===========

                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                 FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                 ---------------------------------------------




                                         1997         1996
                                      -----------  -----------

Earnings per common and common
  equivalent share (Primary EPS):

  Net income                          $16,881,000  $16,592,000
                                      ===========  ===========

  Weighted average number of
  shares issued and outstanding        18,432,000   18,523,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                     827,000      852,000
                                      -----------  -----------

  Adjusted weighted average number
  of shares outstanding                19,259,000   19,375,000
                                      ===========  ===========

  Earnings per common and common
  equivalent share                    $       .88  $       .86
                                      ===========  ===========


                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                 FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                 ---------------------------------------------




                                                      1997         1996
                                                   -----------  -----------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Net income                                       $16,881,000  $16,592,000
                                                   ===========  ===========

  Weighted average number of
  shares issued and outstanding                     18,432,000   18,523,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                1,209,000      942,000
                                                   -----------  -----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution     19,641,000   19,465,000
                                                   ===========  ===========

  Earnings per common and common
  equivalent share, assuming full dilution         $       .86  $       .85
                                                   ===========  ===========
